UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 18, 2015

Atlas Resource Partners, L.P.

(Exact name of registrant as specified in its chapter)

Delaware	1-35317	45-3591625
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Park Place Corporate Center One 1000 Commerce Drive, Suite 400 Pittsburgh, PA	15275
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 800-251-0171

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Purchase and Sale Agreement

On May 18, 2015, ARP Production Company, LLC (“ARP Production”), a wholly-owned subsidiary of Atlas Energy Holdings Operating Company, LLC (“Holdings”), which is a wholly-owned subsidiary of Atlas Resource Partners, L.P. (the “Partnership”), entered into a definitive Purchase and Sale Agreement (the “Purchase Agreement”) with New Atlas Holdings, LLC (“New Atlas”), a wholly-owned subsidiary of Atlas Energy Group, LLC (“ATLS”). The Purchase Agreement provides for the acquisition by ARP Production of 100% of the membership interests of ATLS Production Company, LLC (the “Company”) from New Atlas for a total purchase price of $35.5 million, subject to customary purchase price adjustments (the “Acquisition”). The Acquisition is expected to close in the second quarter of 2015, subject to customary closing conditions, and will have an effective date of January 1, 2015.

The Purchase Agreement contains customary representations, warranties and covenants of ARP Production and New Atlas. ARP Production and New Atlas have agreed to indemnify each other against certain losses resulting from any breach of their respective representations, warranties or covenants contained in the Purchase Agreement, subject to certain limitations and survival periods.

The assets held by the Company include properties in the Arkoma basin containing approximately 41 billion cubic feet of mature, low-decline natural gas reserves, which currently produce approximately 11 million cubic feet of gas per day from over 550 active wells. The reserve information in the preceding sentence is based solely on internal evaluation and interpretation in the course of due diligence with respect to the Acquisition and has not been verified or estimated by independent reserve engineers.

ATLS is the general partner of the Partnership and owns all of the general partner interest, incentive distribution rights and an approximate 28% limited partner interest in the Partnership. The terms of the Acquisition were approved by the board of directors of ATLS and were recommended for approval by the Conflicts Committee (the “Conflicts Committee”) of the board of managers of Holdings. The Conflicts Committee is comprised entirely of independent directors. The Conflicts Committee engaged Stifel to act as its independent financial advisor and the board of directors of ATLS engaged Evercore Group to act as its independent financial advisor.

The description of the Purchase Agreement above does not purport to be complete and is qualified in its entirety by reference to the complete text of the Purchase Agreement, a copy of which is filed as Exhibit 2.1 and is incorporated herein by reference.

Underwriting Agreement

On May 19, 2015, the Partnership entered into an underwriting agreement (the “Underwriting Agreement”) with Wells Fargo Securities, LLC and each of the other underwriters named therein (collectively, the “Underwriters”), to issue and sell up to 6,500,000 common units representing limited partner interests of the Partnership (“Units”), including up to 975,000 Units to cover the Underwriters’ over-allotment option, at a public offering price of $7.97 per Unit in an underwritten public offering (the “Equity Offering”). The net proceeds of the Equity Offering, excluding any Units that may be issued and sold pursuant to the over-allotment option, after underwriting discounts and estimated expenses, is approximately $49.5 million.

The Units being sold in the Equity Offering were registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to a shelf registration statement on Form S-3 (Registration No. 333-193727), which was automatically effective on the filing date of February 3, 2014 (the “Registration Statement”). The Equity Offering is being made under the prospectus supplement dated May 19, 2015 (“Prospectus Supplement”), and the accompanying prospectus dated February 3, 2014, constituting a part of the Registration Statement.

The Underwriting Agreement contains customary representations, warranties and covenants among the parties as of the date of entering into the Underwriting Agreement; these representations, warranties and covenants are not factual information to investors about the Partnership. The Partnership and the directors and officers of ATLS also agreed not to issue or sell Units or securities convertible into Units for a period of 45 days after May 19, 2015, without the prior written consent of Wells Fargo Securities, LLC, subject to certain exceptions.

The Partnership plans to use a portion of the net proceeds from the Equity Offering to fund the Acquisition. Pursuant to ATLS’s term loan credit agreement, ATLS is required to use 100% of the proceeds it receives from the Acquisition to prepay term loans made through its term loan facility. Before funding the Acquisition, the Partnership may use some or all of the net proceeds for general partnership purposes, which may include repayment of borrowings under the Partnership’s revolving credit facility. Proceeds raised in the Equity Offering in excess of the purchase price of the Acquisition, or if the Acquisition is not completed, will be used for general partnership purposes, to reduce borrowings outstanding under the Partnership’s revolving credit facility and for potential future acquisitions.

Certain of the Underwriters and their related entities have engaged, and may in the future engage, in commercial and investment banking transactions with the Partnership in the ordinary course of their business. They have received, and expect to receive, customary compensation and expense reimbursement for these commercial and investment banking transactions. Affiliates of Wells Fargo Securities, LLC, Citigroup Global Markets Inc., Deutsche Bank Securities Inc. and J.P. Morgan Securities LLC are lenders under the Partnership’s revolving credit facility and, accordingly, may receive a portion of the net proceeds from the Equity Offering. In addition, certain affiliates of the Underwriters have also served additional roles under the Partnership’s revolving credit facility, such as administrative agent, book-runner, lead arranger, documentation agent and syndication agent, for which they have received customary fees and reimbursement of expenses. Furthermore, affiliates of Citigroup Global Markets Inc. and Deutsche Bank Securities Inc. and certain of ATLS’s officers and directors or their affiliates are agents and/or lenders under ATLS’s term loans and may receive a portion of the proceeds the Partnership pays in the Acquisition. Additionally, affiliates of Wells Fargo Securities, LLC, Citigroup Global Markets Inc., and J.P. Morgan Securities LLC are counterparties to certain of the Partnership’s and its investment partnerships’ hedging transactions. Pursuant to the Partnership’s revolving credit agreement, the Partnership has agreed to indemnify the lenders and agents under that agreement against a variety of liabilities and to reimburse certain expenses.

The description of the Underwriting Agreement above does not purport to be complete and is qualified in its entirety by reference to the complete text of the Underwriting Agreement, a copy of which is filed as Exhibit 1.1 and is incorporated herein by reference.

Item 8.01.	Other Events.

Attached as Exhibit 5.1 to this Current Report is a copy of the opinion of Ledgewood P.C. relating to the validity of the Units sold in the Equity Offering. Attached as Exhibit 8.1 to this Current Report is a copy of the opinion of Ledgewood P.C. relating to certain tax matters. Exhibits 5.1 and 8.1 attached to this report are incorporated by reference in their entirety into the Registration Statement.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

Not applicable

(b)	Pro Forma Financial Information.

Not applicable.

(b)	Shell Company Transactions.

Not applicable.

(d)	Exhibits

1.1	Underwriting Agreement, dated May 19, 2015, by and among Atlas Resource Partners, L.P. and the underwriters named therein

2.1	Purchase and Sale Agreement, dated May 18, 2015, by and between New Atlas Holdings, LLC and ARP Production Company, LLC. The schedules to the Purchase and Sale Agreement have been omitted pursuant to Item 601(b) of Regulation S-K. A copy of the omitted schedules will be furnished to the U.S. Securities and Exchange Commission supplementally upon request.

5.1	Opinion of Ledgewood, P.C.

8.1	Opinion of Ledgewood, P.C. as to certain tax matters

23.1	Consent of Ledgewood, P.C. (included in Exhibit 5.1)

23.2	Consent of Ledgewood, P.C. (included in Exhibit 8.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: May 22, 2015	ATLAS RESOURCE PARTNERS, L.P.

	By:	Atlas Energy Group, LLC, its general partner

	By:	/s/ Sean P. McGrath
	Name:	Sean P. McGrath
	Its:	Chief Financial Officer

EXHIBIT INDEX

Number	Exhibit

1.1	Underwriting Agreement, dated May 19, 2015, by and among Atlas Resource Partners, L.P. and the underwriters named therein

2.1	Purchase and Sale Agreement, dated May 18, 2015, by and between New Atlas Holdings, LLC and ARP Production Company, LLC. The schedules to the Purchase and Sale Agreement have been omitted pursuant to Item 601(b) of Regulation S-K. A copy of the omitted schedules will be furnished to the U.S. Securities and Exchange Commission supplementally upon request.

5.1	Opinion of Ledgewood, P.C.

8.1	Opinion of Ledgewood, P.C. as to certain tax matters

23.1	Consent of Ledgewood, P.C. (included in Exhibit 5.1)

23.2	Consent of Ledgewood, P.C. (included in Exhibit 8.1)